PARAMARK ENTERPRISES, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                        RIGHTS OF CLASS B PREFERRED STOCK
                          PURSUANT TO SECTION 151(g) OF
                      THE DELAWARE GENERAL CORPORATION LAW
 ------------------------------------------------------------------------------

         Paramark Enterprises, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware hereby certifies that pursuant to the authority conferred upon the Board of Directors by Section 151(g) of the Delaware General Corporation Law and Section (b) of Article Fourth of the Restated Certificate of Incorporation of Paramark Enterprises, Inc. at a meeting duly held on November __, 1997 adopted the following resolution providing for the issuance of up to 20,000 shares of Series B Preferred Stock:

         RESOLVED, that the Board of Directors of Paramark Enterprises, Inc. hereby adopts the following designation for its Series B Preferred Stock pursuant to Section 151(g) of the Delaware General Corporation Law and Section
(b) of Article Fourth of the Restated Certificate of Incorporation of Paramark Enterprises, Inc.:


         l. Designation and Number of Shares. The series of Preferred Stock shall be designated as "Series B Convertible Preferred Stock" (hereinafter called "Series B Preferred") and shall consist of a total of 20,000 shares with a par value of .01 per share.

         2. Dividends. The holders of the Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of any assets legally available therefor, non-cumulative dividends at the rate of 8% per annum, payable quarterly or annually on such date or dates as the Board of Directors may determine, before any dividend shall be set apart or paid on the Common Stock for that year.

         3.       Liquidation.

         (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after all creditors of the Corporation shall have been paid in full, the holders of the outstanding Series B Preferred shall be entitled to receive an amount equal to $5.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued and unpaid dividends thereon (whether or not such dividends shall have been declared and whether or not there shall be any funds legally available for the payment of dividends), without interest, and no more, to the date fixed for payment of such distributive amount before any distribution of assets shall be made to the holders of any Common Stock or any equity securities ranking junior to the Series B Preferred as to liquidation. If, upon any dissolution, liquidation or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series B Preferred the full amounts to which they respectively shall be entitled, the holders of each such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of such stock upon such distribution if all amounts payable on or with respect to all stock were paid in full.

         (b) Holders of the Series B Preferred shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3. Nothing contained herein shall be deemed to prevent the conversion of the Series B Preferred pursuant to paragraph 4 herein prior to liquidation, dissolution or winding up.

         4. Conversion. The holders of the Series B Preferred shall have conversion rights as follows:

         (a) Right to Convert. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation, into such number of fully paid and nonassessable shares of Common Stock of the Corporation (the "Common Stock") as is determined by dividing $5.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $1.00. Such initial conversion price shall be adjusted in the event of any stock split, stock dividend, recapitalization of Common Stock or other subdivision or combination of Common Stock.

         (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify it from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted.

         (c) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation of the Corporation.

         5.       Voting Rights.

         Each holder of shares of the Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class).

         6.       Redemption.

         (a) The Corporation may redeem, at its option and at any time after December 16, 1997 and prior to December 31, 1998, any or all of the shares of the Series B Preferred then outstanding.

         (b) The per share redemption price at which shares of Series B Preferred are to be redeemed shall be $5.00 per share.

         (c) In the event that the Corporation shall determine to redeem less than all of the outstanding shares of Series B Preferred, the method by which the shares of Series B Preferred are to be redeemed may be by lot, pro rata or any other means which the Board of Directors shall determine to be equitable, and the Certificate of the Secretary of the Corporation filed with the Corporation or the transfer agent for the Series B Preferred to be redeemed setting forth the determination of the Board of Directors shall be conclusive as to the shares redeemed and the method by which they were determined.

         (d) Notice of any proposed redemption of Series B Preferred shall be given by the Corporation by first class mail, postage prepaid, at least ten (10) days and not more than sixty (60) days prior to the date fixed for such redemption, to the holders of record of the shares of Series B Preferred to be redeemed at their respective addresses appearing on the books of the Corporation.

         IN WITNESS WHEREOF, said ________________ has caused this Certificate to be signed by Charles Loccisano, its Chairman and Chief Executive Officer, this _________ day of ________, 1997.


Attest:                             PARAMARK ENTERPRISES, INC.

_____________________               By: _____________________________________
_____________, Secretary                   Charles Loccisano
                                           Chairman and Chief Executive Officer



[SEAL]